UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4630 South Arville Street, Suite E, Las Vegas, NV 89103
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (702) 798-5752

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2016, AG&E Holdings Inc. (the “Company”) appointed Renee Zimmerman as its Chief Financial Officer, Secretary, and Treasurer. Prior to joining the Company, Ms. Zimmerman, age 50, was the Manager – Finance & Administration for Navistar Inc. Prior to this, from September 2006 to December 2015, she served in various officer roles for the Company, including as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from October 2014 to December 2015. Before joining the Company in 2006, she was Senior Finance Manager at Tellabs Inc. from September 2002 to September 2006 and Cost Accounting Manager at Knowles Electronics, a hearing aid transducer manufacturer, from April 2001 to September 2002.

The Company has entered into an Employment Agreement with Ms. Zimmerman (the “Employment Agreement”) setting forth the terms and conditions of her employment. Pursuant to the Employment Agreement, the Company will pay to Ms. Zimmerman an annual base salary of $185,000, subject to annual evaluation and adjustment, along with any bonuses as determined by the Compensation Committee of the Company’s Board of Directors. The Employment Agreement expires on November 28, 2019.

In addition to customary employment benefits that are broadly provided to the Company’s employees, such as participation in the Company's life insurance, hospitalization, major medical and other health benefits, Ms. Zimmerman is entitled to a car allowance of $750 per month. She is also entitled to severance in the form of monthly salary payments for the remainder of the original term under the Employment Agreement in the event her employment is terminated by the Company other than for cause or by Ms. Zimmerman for “Good Reason”. In addition, if Ms. Zimmerman’s employment is terminated for cause or due to her death or disability, she is entitled to payment of all amounts accrued prior to the date of termination. Under the Employment Agreement, “Good Reason” shall be deemed to occur upon: (i) failure by the Company to pay Ms. Zimmerman’s base salary or other benefits to which she is entitled; (ii) a material and permanent reduction in salary without Ms. Zimmerman’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other executive officers; or (iii) a material diminution of Ms. Zimmerman’s duties and responsibilities, other than in connection with hiring a new chief executive officer or other senior executive officer.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated November 28, 2016 between AG&E Holdings Inc. and Renee Zimmerman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

	By:	/s/ Renee Zimmerman
	Name:	Renee Zimmerman
	Title:	Chief Financial Officer, Secretary, and Treasurer

Date: December 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated November 28, 2016 between AG&E Holdings Inc. and Renee Zimmerman